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ANNUAL RETURN CARD
REQUEST FOR INTERIM FINANCIAL STATEMENTS

TO:

STREAM COMMUNICATIONS NETWORK, INC.

In accordance with National Instrument No. 54-102 of the Canadian Securities Administrators, registered and non-registered (beneficial) shareholders may request annually to receive interim corporate mailings, including financial statements of the company.  If you wish to receive such material, please complete and return this form to the registrar and transfer agent for STREAM COMMUNICATIONS NETWORK, INC. (the “Company”):

Attention:  Stock Transfer Department

Computershare Trust Company of Canada
100 University Avenue

9th Floor
Toronto, Ontario  M5J 2Y1

I certify that I am a registered/non-registered owner of common securities of the Company and request that I be placed on the Company’s Supplemental Mailing List in order to receive the Company’s interim corporate mailings, including financial statements.

DATED: ________________, 2003.

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Signature

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Name of Registered/Non-Registered Shareholder - Please Print

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Address

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Postal Code

Fax Number

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Name and title of person signing if different from name above.

By providing an E-mail address, you will be deemed to be consenting to the electronic delivery to you at such E-mail address of the interim financial statements, if delivery by electronic means is allowed by applicable regulatory rules and policies.

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E-mail address (optional)